UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015

Commission File Number 333-154989

ENTEST BIOMEDICAL, INC.

(Exact Name of Company as Specified in Charter)

Nevada	26-3431263
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4700 Spring Street, Suite 304, La Mesa California	91942
(Address of principal executive offices)	(Zip Code)

619-702-1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 28, 2015 Zander Therapeutics, Inc. (“Zander”) executed an agreement (“Agreement’) with Regen BioPharma, Inc. ( “Regen”) whereby Zander shall cause to be issued to Regen 8,000,000 common shares of Entest Biomedical Inc. (“Shares”) in full satisfaction of Zander’s obligation to pay to Regen a one-time, non-refundable, upfront payment of $100,000 as a license initiation.

This obligation arose pursuant to an agreement entered into by and between Zander and Regen on June 23, 2015 whereby Regen granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen for non-human veterinary therapeutic use for a term of fifteen years. (“License Agreement”).

The Shares were issued by Entest BioMedical, Inc. pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended, on September 29, 2015. No underwriters were retained to serve as placement agents for the sale. The Shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the Shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

David R. Koos serves as sole officer and director of both Zander Therapeutics, Inc and Entest BioMedical, Inc. and also serves as Chairman and Chief Executive Officer of Regen Biopharma, Inc.

Zander Therapeutics, Inc is a wholly owned subsidiary of Entest Biomedical, Inc.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 3.02 by reference.

The foregoing description of the License Agreement is not complete and is qualified in its entirety by reference to the text of the License Agreement which is incorporated in this Item 3.02 by reference to Exhibit 10.1 of that Form 8-K filed by Entest Biomedical, Inc. with the United States Securities and Exchange Commission on June 26, 2015.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	AGREEMENT BY AND BETWEEN REGEN BIOPHARMA, INC. AND ZANDER THERAPEUTICS, INC.

10.2	LICENSE AGREEMENT BY AND BETWEEN REGEN BIOPHARMA, INC. AND ZANDER THERAPEUTICS, INC. *

•	Incorporated by reference to Exhibit 10.1 of that Form 8-K filed by Entest Biomedical, Inc. with the United States Securities and Exchange Commission on June 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST BIOMEDICAL, INC.

Dated: October 2, 2015	By: /s/ David Koos
David Koos
Chief Executive Officer